                                                                   Exhibit 10.19

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of the 26th day of July, 1995, by and between Topro, Inc., a Colorado corporation (the "Employer"or "Company") and Gregory Fisher ("Fisher" or the "Employee").

         Pursuant to an Agreement and Plan of Merger dated July 26, 1995, MDCS, Inc., a company managed and operated by Fisher, will become and will operate as a subsidiary of the Company;

         The Company believes Fisher has particular knowledge and expertise concerning the management and business of MDCS, Inc., and desires to employ Fisher to serve as President of MDCS, Inc., pursuant to the terms of this Agreement, and Fisher desires to be so employed;

         In consideration of the mutual covenants contained in this Agreement, the Employer agrees to employ the Employee and the Employee agrees to be employed by the Employer upon the terms and conditions hereinafter set forth.


                                   ARTICLE I
                               TERM OF EMPLOYMENT

         1.1 Initial Term. The initial term of employment hereunder shall be two years and will commence on August 1, 1995 ("Commencement Date"); provided, however, that if the Agreement and Plan of Merger is not consummated, this Agreement will be void ab initio.

         1.2 Renewal; Non-Renewal Benefits to Employee. At the end of the initial term of this Agreement, and of any renewal term, the Employee's employment shall be automatically extended for a two-year term unless either party has delivered to the other six months' prior notice that this Agreement
will not be extended.   In the event Employer elects not to renew this
Agreement any time prior to its termination, the Employee shall receive the benefits provided in Section 5.4(d) hereof.


                                   ARTICLE II
                             DUTIES OF THE EMPLOYEE

         2.1 Duties. The Employee shall be employed as President of MDCS, Inc. ("MDCS"), a wholly-owned subsidiary of Topro, with responsibilities and authority as are customary for such officer including, but not limited to, those duties as from time to time may be assigned to Employee by the Company's President. Employee shall have full responsibility and authority for the management and operation of MDCS, subject to the general direction and control of the Board of Directors and President of the Company. In addition, Employee shall serve as a director of MDCS during the term of this Agreement.

         2.2 Extent of Duties. Employee shall devote all of his working time, efforts, attention and energies to the business of the Employer and shall perform such services on behalf of MDCS as his position as President shall require; provided, however, Fisher shall not be required to personally guarantee any obligations of the Company or MDCS.


                                  ARTICLE III
                          COMPENSATION OF THE EMPLOYEE

         3.1 Base Compensation. The Employee shall receive a base salary of $75,000 per annum, paid according to Employer's normal practices. This salary shall be reviewed annually and may be increased from time to time in the discretion of the Employer's Board of Directors. If increased, this salary shall not be decreased thereafter during the term of this Agreement without the consent of the Employee. The salary provided in this subsection shall in no way be deemed exclusive and shall not prevent Employee from participating in any other compensation or benefit plan of Employer.

         3.2     Grant of Stock Options.

                 a. Employee shall be entitled to receive incentive compensation for his services hereunder through the grant of options (the "Options") exercisable to purchase shares of the Company's $.0001 par value Common Stock ("Common Stock"), to be granted as follows; provided, however, no option shall be granted if the Employee's employment has been terminated, or if Notice of Termination (hereafter defined) has been given to Employee by Employer, before the date of grant specified below:

                          (i)  On Commencement Date, Employer shall grant to
Employee 10,000 Options, exercisable to purchase 10,000 shares of Common Stock at a price per share equal to the closing bid price of the Common Stock as reported by Nasdaq on the trading day prior to the Commencement Date; and

                          (ii)  On each anniversary of the Commencement Date,
Employer shall grant to Employee 10,000 Options, exercisable to purchase 10,000 shares of Common Stock at a price per share equal to the closing bid price of the Common Stock as reported by Nasdaq on the trading day prior to the date of grant.

                 b. Options granted hereunder shall be evidenced by a Stock Option Certificate in the form attached as Exhibit A hereto and incorporated by this reference herein. The term of all Options granted will extend 10 years from the date of their grant.

                 c. Employee understands that the Options and underlying Shares are "securities," and are "restricted securities" within the meaning of Rule 144 of the General Rules and Regulations under the Securities Act of 1933 and applicable state statutes.

         3.3     Bonus Compensation.

                 a. Employee shall be entitled to receive bonus compensation equal to one percent of the total price received by the Company for all orders placed during the period of 18 months following the Commencement Date by customers in the "Southeast Region." The Southeast Region shall include Alabama, Georgia, Mississippi, North Carolina and South Carolina, and possibly Florida, and will be further defined by the Company and Fisher on the Commencement Date and set forth on a schedule to this Agreement. Such bonus compensation shall be paid to Employee within 30 days following the Company's receipt of payment for such orders.

                 b. Employee shall be entitled to earn bonuses up to an aggregate of $30,000 based upon the Company's achievement during the fiscal year ending June 30, 1996 of financial performance goals or other "strategic objectives" which will be agreed to by the Employee and the Company and set forth on a schedule to this Agreement prior to the Commencement Date.

         3.4     Benefits.

                 a. Employee shall be entitled to vacation, sick leave and paid holiday benefits as provided to him by MDCS prior to the date of this Agreement, and shall receive benefits not less favorable than those, if any, provided to him by MDCS prior to the date of this Agreement with regard to other employee benefit plans and employee benefits, including any retirement, pension, profit-sharing, stock option, insurance, hospital or other plans and benefits. Beginning on the first anniversary of the Commencement Date, Employer shall pay the cost to include Employee's dependents in the MDCS health insurance plan. In addition, Employee shall be permitted to participate in the Company's 401(k) benefit plan to the extent permitted by the terms of the plan. Participation in any benefit plans shall be in addition to the compensation otherwise provided for in this Agreement.

                 b. Employer shall provide for Employee's exclusive use an automobile (purchase value up to $27,000) or, at the option of Employer, shall provide an automobile allowance to reimburse and compensate Employee for reasonable expenses of maintaining one automobile for Employee's use.

                 c. The Company will pay the premiums for a $500,000 term life insurance policy, the beneficiary of which shall be determined by the Employee, as of the Commencement Date.

         3.5 Expenses. Employee shall be entitled to prompt reimbursement for all reasonable expenses incurred by Employee in the performance of his duties hereunder in accordance with the customary practices of the Company.

         3.6 Liability Insurance. The Company shall pay the costs of officer's and director's liability insurance coverage of Employee in such amount and on such terms as provided for other executive officers of the Company.

                                   ARTICLE IV
                        NON-COMPETITION; CONFIDENTIALITY


         4.1 Corporate Opportunities. The Employee will offer to the Employer any investment or other opportunity in the process control and systems integration industry (including without limitation software product development) or in the other areas of business in which the Company operates of which he may become aware. If the Board of Directors of the Employer refuses the opportunity to participate in the investment or venture, the Employee may do so as permitted by Section 4.2 hereof and otherwise only if Employee obtains a consent to do so from a majority of the directors (excluding the Employee).

         4.2 Passive Investment. The Employee may make passive investments in companies involved in the process control industry or other industries in which the Company operates, provided any such investment does not exceed a 5% equity interest, unless Employee obtains a consent to acquire an equity interest exceeding 5% from a vote of a majority of the directors (excluding the Employee).

         4.3 No Competing Interests. Except as provided in Sections 4.1 and 4.2 hereof, the Employee may not participate in the process control or systems integration industry or other areas of business in which the Company is engaged during the term of this Agreement except through and on behalf of the Company.

         4.4 Covenant Not to Compete. After the termination or expiration of this Agreement, so long as the Employee is entitled to receive salary continuation and/or severance payments pursuant to Section 5.4 hereof, the Employee shall not own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business operating in the "Southeast Region," as defined by reference to Section 3.4 hereof which is engaged in the type of business conducted by the Employer at the time this Agreement terminates. In the event of the Employee's actual or threatened breach of this paragraph, the Employer shall be entitled to a preliminary restraining order and injunction restraining the Employee from violating its provisions. Nothing in this Agreement shall be construed to prohibit the Employer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Employee.

         4.5     Confidentiality.

                 a. The Employee recognizes and acknowledges that the information, business, list of the Employer's customers and any other trade secret or other secret or confidential information relating to Employer's business as they may exist from time to time are valuable, special and unique assets of Employer's business. Therefore, Employee agrees as follows:

                          (i)     That during the term of this Agreement and
for a period of three years after its termination, Employee will hold in strictest confidence and not disclose, reproduce, publish or use in any manner, without the express authorization of the Board of Directors of the Employer, any information, business, customer lists of other employees of Employer, or any other secret or confidential matter relating to any aspect of the Employer's business, except as such disclosure or use may be required in connection with Employee's work for the Employer.

                          (ii)    That upon request or at the time of leaving
the employ of the Employer the Employee will deliver to the Employer, and not keep or deliver to anyone else, any and all notes, memoranda, documents and, in general, any and all material relating to the Employer's business.

                          (iii)   That the Board of Directors of Employer may
from time to time reasonably designate other subject matters requiring confidentiality and secrecy which shall be deemed to be covered by the terms of this Agreement.

         b. The parties agree that the provisions of this Section 4.5 shall terminate or be inoperative as to particular information which (i) becomes generally available to the public other than as a result of a disclosure by Employee, or (ii) becomes available to Employee on a non-confidential basis from a source other than the Company or its agents, provided that such source is not bound by a confidentiality agreement with the Company.

         c. In the event of a breach or threatened breach by the Employee of the provisions of this Section 4.5, the Employer shall be entitled to an injunction (i) restraining the Employee from disclosing, in whole or in part, any information as described above or from rendering any services to any person, firm, corporation, association or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed; and/or (ii) requiring that Employee deliver to Employer all information, documents, notes, memoranda and any and all other material as described above upon Employee's leave of the employ of the Employer. Nothing herein shall be construed as prohibiting the Employer from pursuing other remedies available to the Employer for such breach or threatened breach, including the recovery of damages from the Employee.


                                   ARTICLE V
                           TERMINATION OF EMPLOYMENT

         5.1 Termination. The Employee's employment during the initial or any renewal term of this Agreement may be terminated without any breach of this Agreement only under the following circumstances:

                 a. Death. This Agreement shall terminate upon the death of Employee.

                 b. Disability. The Employer may terminate this Agreement upon the permanent disability of the Employee only in accordance with Employer's policy applicable to other employees.

                 c. Cause. The Employer may terminate the Employee's employment hereunder for Cause. For purposes of this Agreement, the Employer shall have "Cause" to terminate the

Employee's employment hereunder upon the following: (1) the failure by the Employee substantially to perform his duties hereunder (other than any such failure resulting from the Employee's incapacity due to physical or mental illness), which failure is not satisfactorily cured within 30 days after Employer delivers to Employee written demand for substantial performance, specifying in detail the Employee's failure; (2) willful misconduct by the Employee which is materially injurious to the Employer, monetarily or otherwise; or (3) the willful violation by the Employee of the provisions of this Agreement. For purposes of this Section, no act, or failure to act, on the part of the Employee shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief by him that his action or omission was in the best interest of the Employer.

                 d. By Employer Other than for Cause. The Company shall have the right to terminate Employee's employment hereunder other than for cause upon written notification to Employee.

         5.2 Notice of Termination. Any termination of the Employee's employment by the Employer (other than termination pursuant to subsection 5.1
(a) above) shall be communicated by written Notice of Termination to the Employee.

         5.3 Date of Termination. "Date of Termination" shall mean (i) if the Employee's employment is terminated by his death, the date of his death;
(ii) if the Employee's employment is terminated for cause, the date on which a notice of termination is received by the Employee; and (iii) if the Employee's employment is terminated for any other reason, the date specified in a Notice of Termination by Employer, which date shall be no less than 30 days following the date on which Notice of Termination is given.

         5.4 Payment of Bonus Compensation, Salary and Benefits Following Termination. Upon termination of Fisher's employment hereunder, the Company shall pay to Fisher all accrued but unpaid bonus compensation due pursuant to
Section 3.3 hereof and accrued but unpaid vacation benefits due pursuant to
Section 3.4 hereof. Employee shall be entitled to receive salary continuation payments as follows:

                 a. Following the termination of this Agreement pursuant to Section 5.1(a), Employer shall pay to Employee's estate the base salary payments which would otherwise be payable to Employee to the end of the month in which his death occurs. This payment shall be in addition to life insurance benefits, if any, paid to Employee's estate under policies for which the Employer pays all premiums and Employee's estate is the beneficiary.

                 b. In the event of temporary or permanent disability of the Employee as described in Section 5.1 (b) hereof, whether or not the Employer elects to terminate this Agreement, Employee shall be entitled to receive base salary payments for services through the Date of Termination and such disability compensation and benefits, if any, as are payable to employees generally in accordance with the policy of Employer.

                 c. Following the termination of this Agreement pursuant to Section 5.1 (c), the Employee shall be entitled to base salary payments for services through the Date of Termination.

                 d. In the event Employer elects at any time not to renew this Agreement, Employee shall be entitled to receive severance payments equal to six months' of his monthly base salary payments which, at the option of the Employer, may be paid in six monthly installments or in one lump sum within 30 days following the Date of Termination.

                 e. In the event this Agreement is terminated by Employer pursuant to Section 5.1(d) hereof, Employee shall be entitled to be paid his base salary for the balance of the term of the Agreement; provided, however, that the Employer's obligation to continue salary payments shall be reduced by the severance payments paid to Employee pursuant to Section 5.4(d); and further provided that the Employer's obligation to make such payments shall cease as of the date on which Employee accepts other full-time employment.

         5.5 Remedies. Any termination of this Agreement shall not prejudice any other remedy to which the Employer or Employee may be entitled, either at law, equity, or under this Agreement.


                                   ARTICLE VI
                               GENERAL PROVISIONS

         6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

         6.2 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the City and County of Denver, Colorado in accordance with the rules then existing of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof.

         6.3 Entire Agreement. This Agreement supersedes any and all other Agreements, whether oral or in writing, between the parties with respect to the employment of the Employee by the Employer. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by either party, or anyone acting on behalf of any party, that are not embodied in this Agreement, and that no agreement, statement, or promise not contained in this Agreement shall be valid or binding.

         6.4 Successors and Assigns. This Agreement, all terms and conditions hereunder, and all remedies arising herefrom, shall inure to the benefit of and be binding upon Employer, any successor in interest to all or substantially all of the business and/or assets of Employer, and the heirs, administrators, successors and assigns of Employee. Except as provided in the preceding sentence, the rights and obligations of the parties hereto may not be assigned or transferred by either party without the prior written consent of the other party.

         6.5 Notices. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to Employee:          Gregory Fisher
                                  P. O. Box 19814
                                  Atlanta GA  19814


         If to Employer:          Topro, Inc.
                                  Attn: John Jenkins, President
                                  2626 West Evans Avenue
                                  Denver,  CO  80219


or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         6.6 Severability. If any provision of this Agreement is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction as to such jurisdiction, such provision shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

         6.7 Section Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction of any terms of this Agreement.

         6.8 Survival of Obligations. Termination of this Agreement for any reason shall not relieve Employer or Employee of any obligation accruing or arising prior to such termination.

         6.9 Amendments. This Agreement may be amended only by written agreement of both Employer and Employee.

         6.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute only one legal instrument. This Agreement shall become effective when copies hereof, when taken together, shall bear the signatures of both parties hereto. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         6.11 Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

                                           "EMPLOYER"
                                            TOPRO, INC.

                                            By
                                              ----------------------------------
                                                John Jenkins, President

                                           "EMPLOYEE"

                                            -----------------------------------
                                            Gregory Fisher